UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2006

Auxilium Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Valley Stream Parkway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (484) 321-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lease Agreement for 102 Witmer Road, Horsham, Pennsylvania

On September 1, 2006, Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Lease Agreement (the “Lease”) with ARE-PA Region No. 6, LLC (the “Landlord”), pursuant to which Auxilium will lease a building located at 102 Witmer Road, Horsham, Pennsylvania (the “Facility”). The Facility consists of approximately 50,000 rentable square feet of space, infrastructure and equipment, including a manufacturing suite, production equipment, QC and development laboratories and equipment for the development, testing, and commercial supply of pharmaceutical products. The Facility will serve as research and development, manufacturing and office space for Auxilium. The Lease is subject to, and contingent upon, the closing of the sale of the Facility by Neose Technologies, Inc. (“Neose”) to the Landlord (the “Property Sale”).

The initial term of the Lease is 120 months, to commence upon the closing of the Property Sale. The anticipated closing date for the Property Sale is September 1, 2006. Auxilium has an option to extend the Lease term for two additional five-year periods (each, an “Extension Term”). The following table sets forth Auxilium’s monthly rent payments to the Landlord during the initial term of the Lease and, if Auxilium exercises its options to extend the Lease for the two Extension Terms, during the Extension Terms:

Initial Term		Extension Terms
Month	Monthly Rent	Month	Monthly Rent
1-12	$166,667	121-132	$236,236
13-24	172,500	133-144	245,685
25-36	178,538	145-156	255,512
37-48	184,786	157-168	265,733
49-60	191,254	169-180	276,362
61-72	197,948	181-192	287,417
73-84	204,876	193-204	298,913
85-96	212,047	205-216	310,870
97-108	219,468	217-228	323,305
109-120	227,150	229-240	336,237

In addition to its rent obligations, Auxilium will be responsible for certain costs and charges specified in the Lease including, but not limited to, certain operating expenses, utility expenses, maintenance and repair costs relating to the Facility and equipment, taxes, and insurance. The Landlord will make available to Auxilium a tenant improvement allowance of up to $3,750,000 for improvements to the Facility desired by Auxilium of a fixed and permanent nature, which shall, to the extent used, be amortized over the initial term of the Lease at a specified interest rate and added to Auxilium’s monthly rent payments to the Landlord.

Pursuant to the terms of the Lease, Auxilium was required to deposit with the Landlord a letter of credit in the amount of $1,900,000 (the “Security Deposit”) to secure Auxilium’s performance of its obligations under the Lease. Auxilium is permitted to reduce the amount of the Security Deposit if it achieves certain specified financial milestones.

The foregoing is a summary description of certain terms of the Lease, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Lease attached hereto.

Letter Agreement with Oscient Pharmaceuticals, Inc.

As previously reported by Auxilium, on April 11, 2005, it entered into that a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Oscient Pharmaceuticals, Inc. (“Oscient”) for the promotion and sale of Testim in the U.S. Oscient commenced promotion of Testim in June 2005 and currently details Testim with approximately 300 sales representatives to primary care physicians, while Auxilium promotes Testim using its specialty sales force that calls on urologists, endocrinologists and select primary care physicians. The initial term of the Co-Promotion Agreement ends on April 30, 2007.

Auxilium and Oscient utilize a joint marketing and promotion plan with respect to the marketing and promotion of Testim in the U.S. primary care physician market, and the parties share such promotional expenses equally. Oscient is compensated for its services based on a specified percentage of the gross profit from Testim sales attributable to primary care physicians in the U.S. that exceed a specified sales threshold (the Oscient co-promotion fees). Once sales to primary care physicians have exceeded the predetermined sales threshold, the gross profit earned on such sales is split between Auxilium and Oscient. Once all agreed upon promotional expenses are appropriately reimbursed to each party, the gross profit remaining will be divided according to specified percentages. The specific percentages are based upon Testim sales levels above the threshold attributable to primary care physicians actually achieved.

On September 1, 2006, Auxilium entered into a letter agreement with Oscient Pharmaceuticals, Inc. (“Oscient”) which sets forth the terms and conditions upon which Oscient and Auxilium mutually agreed to terminate the Co-Promotion Agreement prior to the expiration of its initial term. Pursuant to the Termination Agreement, the Co-Promotion Agreement terminated at the close of business on August 31, 2006 (with certain specified provisions surviving termination) (the “Termination Date”) and Oscient ceased all promotion activities related to Testim at such time. Auxilium must pay Oscient the sum of $1,800,000 for the early termination of the Co-Promotion Agreement and a specified percentage of gross profit from Testim sales attributable to primary care physicians in the U.S. for the period from July 1, 2006 to the Termination Date (the “Stub Quarter”) on or before October 7, 2006. In addition, Auxilium will determine the allocation of marketing expenses incurred by each party in the Stub Quarter. If payment is due from Oscient to Auxilium, or if payment is due from Auxilium to Oscient, the owing party must pay the amount owed on or before October 13, 2006. In addition to the foregoing, each party agrees to (a) indemnify the other in certain situations, (b) release each other from certain claims, and (c) not solicit or hire each other’s employees for a period of one year.

Item 1.02.	Termination of a Material Definitive Agreement

The description of the Termination Agreement in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference. Such description is a summary of certain terms of the Termination Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Termination Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Termination Agreement attached hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Creation of a Direct Financial Obligation.

The description of the Lease in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the Lease and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of the Lease attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Lease Agreement, dated September 1, 2006, between ARE-PA Region No. 6, LLC and Auxilium Pharmaceuticals, Inc.

10.2	Letter Agreement, dated September 1, 2006, between Oscient Pharmaceuticals, Inc. and Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 1, 2006	By:	/s/ James E. Fickenscher
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Lease Agreement, dated September 1, 2006, between ARE-PA Region No. 6, LLC and Auxilium Pharmaceuticals, Inc.

10.2	Letter Agreement, dated September 1, 2006, between Oscient Pharmaceuticals, Inc. and Auxilium Pharmaceuticals, Inc.